UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 1, 2010

CADUS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-28674	13-3660391
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

767 Fifth Avenue, New York, NY	10153
(Address of principal executive offices)	(Zip Code)

Company’s telephone number, including area code: (212) 702-4351

Not Applicable
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                      Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On July 1, 2010, Carl C. Icahn resigned as a member of the Board of Directors of Cadus Corporation (the “Company”).

Effective July 1, 2010, the Board of Directors of the Company appointed Brett Icahn, the son of Carl C. Icahn, to fill the resulting vacancy.  In accordance with the Company’s By-Laws, he will serve as a director until the next annual meeting of stockholders and until his successor has been duly elected and qualified or until his earlier resignation or removal.

There is no arrangement or understanding with any other person pursuant to which Brett Icahn was selected as director or has been named to serve on any committee of the Board of Directors of the Company.

Brett Icahn has not been a participant in any transaction since the beginning of the Company’s fiscal year, or any currently proposed transaction, in which the Company was or is to be a participant and the amount involved exceeds $120,000.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 6, 2010	Cadus Corporation

	By:	/s/ David Blitz
Name: David Blitz, President